Exhibit 21 Subsidiaries of the Registrant as of February 1, 2014

Name	Jurisdiction
Geoffrey Holdings, LLC	Delaware
Geoffrey International, LLC	Delaware
Geoffrey, LLC	Delaware
Giraffe Holdings, LLC	Delaware
Giraffe Junior Holdings, LLC	Delaware
MAP Real Estate, LLC	Delaware
MAP 2005 Real Estate, LLC	Delaware
Toys Acquisition, LLC	Delaware
Toys “R” Us - Delaware, Inc.	Delaware
Toys “R” Us Europe, LLC	Delaware
Toys “R” Us Property Company I, LLC	Delaware
Toys “R” Us Property Company II, LLC	Delaware
Toys “R” Us - Value, Inc.	Virginia
TRU 2005 RE I, LLC	Delaware
TRU 2005 RE II Trust	Delaware
TRU Asia, LLC	Delaware
TRU Australia Holdings, LLC	Delaware
TRU China Holdings, LLC	Delaware
TRU Global Tooling, LLC	Delaware
TRU Guam, LLC	Delaware
TRU Japan Holdings, Inc.	Delaware
TRU Japan Holdings 2, LLC	Delaware
TRU Mobility, LLC	Delaware
TRU (UK) H6, LLC	Delaware
TRU of Puerto Rico, Inc.	Puerto Rico
TRU – SVC, LLC	Virginia
TRU Thailand, LLC	Delaware
TRU (Vermont), Inc.	Vermont
Wayne Real Estate Company, LLC	Delaware
Wayne Real Estate Holding Company, LLC	Delaware
Babies “R” Us (Australia) Pty Ltd	Australia
Toys “R” Us (Australia) Pty Ltd	Australia
Toys “R” Us Handelsgesellschaft m.b.H.	Austria
TRU BVI, LTD.	British Virgin Islands
TRU (BVI) Asia 1 Ltd.	British Virgin Islands
TRU (BVI) Asia 2 Ltd.	British Virgin Islands
TRU (BVI) Finance II, Ltd.	British Virgin Islands
TRU Global Sourcing Limited	British Virgin Islands
TRU Thailand Limited	British Virgin Islands
Toys (Labuan) Holding Limited	British Virgin Islands

Name	Jurisdiction
Magic Group Investments Limited	British Virgin Islands
Toys “R” Us (Canada) Ltd./Toys “R” Us (Canada) Ltee	Canada
Toys “R” Us SARL	France
Toys “R” Us France Real Estate SAS	France
Toys “R” Us GmbH	Germany
Toys “R” Us (Asia) Limited	Hong Kong
Toys “R” Us (Hong Kong) Limited	Hong Kong
Toys “R” Us Holdings (China) Limited	Hong Kong
Toys “R” Us – Japan, Ltd.	Japan
Y.K. Babiesrus Internet Japan	Japan
Y.K. Toysrus Internet Japan	Japan
Toys (Labuan) Ltd.	Labuan
Toys‘R’Us (Malaysia) Sdn. Bhd.	Malaysia
TRU Netherlands Holdings B.V.	Netherlands
Toys “R” Us (China) Limited dba Fan Dou Cheng Commercial Consulting (Shenzhen) Co., Ltd.	People’s Republic of China
Toys “R” Us Retailing (China) Limited	People’s Republic of China
Toys “R” Us Poland sp. zo.o	Poland
Toys R Us Portugal Brinquedos e Artigos Juvenis, Lda.	Portugal
Toys‘R’Us (Singapore) Pte. Ltd.	Singapore
Toys R Us Iberia, S.A.	Spain
Toys R Us Madrid, S.L.	Spain
Toys R Us Iberia Real Estate, S.L.	Spain
Toys “R” Us AG	Switzerland
Toys “R” Us (Taiwan) Trading Limited	Taiwan
Toys Retailing (Thailand) Limited	Thailand
Toys “R” Us Financial Services Limited	United Kingdom
Toys “R” Us Holdings Limited	United Kingdom
Toys “R” Us Limited	United Kingdom
Toys “R” Us Properties Limited	United Kingdom
TruToys (UK) Limited	United Kingdom
Toys “R” Us (UK) Limited	United Kingdom
Toys “R” Us Properties (UK) Limited	United Kingdom
TRU (UK) Asia Limited	United Kingdom
TRU (France) Holdings Ltd.	United Kingdom
TRU (France) Finance Ltd.	United Kingdom
TRU (UK) H4 Limited	United Kingdom
TRU (UK) H5 Limited	United Kingdom
TRU (UK) Noteholder Limited	United Kingdom